UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2013

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.04. Mine Safety.

On April 17, 2013, Halliburton Energy Services, Inc. (Halliburton), was issued an oral “imminent danger order” (the “Order”) by the U.S. Department of Labor, Mine Safety and Health Administration (the “DOL”), under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (“MSHA”), to stop certain activities that one of Halliburton's employees was allegedly conducting at its Dunphy, Nevada Barite Milling Plant on the wind box section of a grinding mill: the employee removed the hand rail to walk onto the wind box located approximately 5 feet 4 inches above ground. The employee exited the wind box section immediately and the hand rail was secured. The alleged imminently dangerous conduct ceased once the verbal order issued, thus immediately terminating the order.

In addition, in connection with the Order, the DOL issued Halliburton a citation under Section 104(a) of MSHA because the employee was allegedly not wearing safety belts and lines and the platform was not equipped with attachment points for a lifeline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	April 23, 2013	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary